Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured California Dividend Advantage Municipal Fund
333-58702
811-09449

A special meeting of shareholders was held in the offices of Nuveen Investments on November 18,
2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the Fundamental Investment
Policies are as follows:

   To approve the elimination
of the fundamental policy
relating to commodities.
    Common and MuniPreferred shares voting
together as a class
     MuniPreferred shares voting
together as a class
To approve the elimination of the fundamental policies relating to investments in insured municipal securities.


   For
            7,222,107
                      745
   Against
               293,712
                        71
   Abstain
               388,950
                        19
   Broker Non-Votes
            2,753,761
                   2,284
      Total
          10,658,530
                   3,119



To approve the new fundamental policy relating to investments in insured municipal securities.


   For
            7,245,969
                      741
   Against
               275,628
                        74
   Abstain
               383,172
                        20
   Broker Non-Votes
            2,753,761
                   2,284
      Total
          10,658,530
                   3,119

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012590.